Exhibit 3.3

BY-LAWS

OF

SONESTA INTERNATIONAL HOTELS CORPORATION

(Formerly Hotel Corporation of America)

EFFECTIVE AS OF APRIL 1, 1948

WITH ALL AMENDMENTS TO ~~MAY 10, 2007~~ APRIL 03, 2008

Certified to be a true and correct copy

Peter J. Sonnabend, Secretary

BY-LAWS

of

SONESTA INTERNATIONAL HOTELS CORPORATION

ARTICLE I

Offices

Section 1. Principal Office. The location of the principal office of the Corporation shall be at 200 Clarendon Street, Boston, Massachusetts, or at such other place as the Board of Directors may from time to time prescribe.

Section 2. Other Offices. The Corporation may, in addition to its principal office, have offices at such other places, either within or without the State of New York, as the Board of Directors may from time to time appoint.

ARTICLE II

Meetings of Stockholders

Section 1. Annual Meeting. A meeting of all holders of stock of the Corporation entitled to vote shall be held in the month of May each year for the purpose of electing a Board of Directors and for the transaction of such other business as may properly come before the meeting. The meeting shall be called for such day, which shall not be a legal holiday, and for such hour as shall be fixed by the Board of Directors and set forth in the notice of the meeting.

Section 2. Special Meeting. Special meetings of stockholders, other than those regulated by statute, may be called at any time by the Board of Directors, and it shall be the duty of such Board to call such meeting forthwith whenever so requested in writing directed to the Chairman of the Board or the President by the holders of stock entitled to cast at least five percent (5%) of the votes of which the holders of all outstanding stock in the aggregate are entitled, which request shall state the purpose or purposes of the proposed meeting.

Section 3. Place of Meeting. Annual and special meetings of the stockholders shall be held at such place as the Board of Directors may by resolution from time to time determine.

Section 4. Notice of Meetings of Stockholders. A written or printed notice of every meeting of stockholders, signed by the President or a Vice President, or the Secretary or an Assistant Secretary, stating the purpose or purposes for which the meeting is called and the time when and the place within the State whereit is to be held, shall be served either personally or by mail, upon each stockholder of record entitled to vote at such meeting, and upon each stockholder of record, who by reason of any action proposed at such meeting would be entitled to have his stock appraised if such action were taken, not less than ten nor more than forty days before the meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock-book unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. No notice of any adjourned meeting need be given other than by announcement of the time and place of such adjournment at any meeting.

Section 5. Quorum. Except as otherwise provided by law or in the certificate of incorporation, at all meetings of stockholders, the presence in person or by proxy of the holders of record of stock of the Corporation entitled to cast one-third of the votes to which the holders of all outstanding stock in the aggregate are entitled to cast for any item of business, shall be necessary to constitute a quorum for the transaction of such business. In the absence of a quorum, the holders of stock, present in person or by proxy, entitled to cast a majority of all votes which might be cast at such meeting by the stockholders present in person or by proxy, may adjourn the meeting from time to time, without further notice other than by announcement at the meeting, until the holders of the amount of stock requisite to constitute a quorum shall be present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been then present.

In the event that the holders of any class of stock or any series of any class of stock are entitled to vote separately as a class with respect to the transaction of any business, the presence, in person or by proxy, of the holders of record of one-third of the outstanding stock of such class or series, as the case may be, shall be necessary to constitute a quorum of such class or series.

At any meeting for the election of Directors, the absence of a quorum of the Preferred Stock shall not prevent the election of the Directors to be elected by the holders of the Common Stock and the absence of a quorum of the Common Stock shall not prevent the election of the Directors to be elected by the holders of the Preferred Stock, and in the absence of such quorum, either of the Preferred Stock or of the Common Stock, a majority of the holders present, in person or by proxy, of the class of stock which lacks a quorum, shall have power to adjourn the meeting for the election of the Directors which they are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

So long as any Preferred Stock remains outstanding, the two directors to be elected by the holders of Preferred Stock (and their successors) shall be designated as Preferred Stock directors and their places on the Board shall be designated as Preferred Stock directorships; the remaining directors (and their successors) shall be designated as Common Stock directors and their places on the Board shall be designated as Common Stock directorships.

Section 6. Order of Business. The order of business at each meeting of stockholders, unless otherwise directed by such meeting by majority vote, shall be determined by the presiding officer.

Section 7. Closing of Stock Transfer Books and Determination of Stockholders of Record. The Board of Directors may from time to time prescribe a period, not exceeding fifty days prior to the date of any meeting of stockholders or prior to the last date on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, or preceding the date fixed for the payment of any dividend, the making of any distribution, or the allotment of rights, or preceding the date when any change, conversion or exchange of capital stock shall go into effect, during which no transfer of stock on the books of the Corporation may be made; or in lieu of prohibiting the transfer of stock may fix a time not more than fifty days prior to the date of any meeting of stockholders or prior to the last date on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting or preceding the date fixed for the payment of any dividend, the making of any distribution or the allotment of rights, or preceding the date when any change, conversion or exchange of capital stock shall go into effect, as the time as of which stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose as the case may be, shall be determined, or as the time for the determination of the stockholders entitled to receive any such dividend, distribution or rights or participate in such change, conversion or exchange of capital stock; and only such persons who are holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting or to express their consent or dissent as the case may be, and only stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution or rights or participate in such change, conversion or exchange of capital stock.

Section 8. Voting. (a) Except as otherwise provided by law or in the certificate of incorporation and subject to the provisions of the By-laws with respect to the closing of the transfer books and the fixing of a record date for the determination of stockholders entitled to vote, at each meeting of stockholders of the Corporation, the holders of record of stock entitled to vote shall be entitled to one vote for each share of such stock held by them respectively.

(b) Every stockholder entitled to vote may vote in person or by proxy. All proxies shall be in writing, signed by the stockholder or his duly authorized attorney, but no proxy shall be valid after the expiration of eleven months from the date of its execution unless the person executing it shall have specified therein its duration.

(c) No stock owned by the Corporation shall be voted, nor shall any stock so owned be counted in determining the number necessary to constitute a quorum or whether a quorum is present at any meeting.

(d) The vote for directors, and upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot; and except as otherwise provided by law or by the certificate of incorporation, or by these By-laws, all elections of directors shall be decided by a plurality of the votes cast and all other matters shall be decided by a majority of the votes cast.

Section 9. Inspectors. At each meeting of the stockholders, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by two inspectors. Such inspectors shall be appointed by the Board of Directors before the meeting, or, if no such appointment shall have been made, then by the stockholders present at the meeting, by a per capita vote. If, for any reason, any of the inspectors appointed shall fail to attend, or refuse or be unable to serve, inspectors in place of any so failing to attend, or refusing or unable to serve, shall be appointed in like manner. Such inspectors, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them.

ARTICLE III

Board of Directors

Section 1. Powers, Number and Term of Office. The property, business and affairs of the corporation shall be managed and controlled by a Board of Directors, ~~ten~~ nine in number, none of whom need be stockholders; provided, however, that within the limits prescribed in the certificate of incorporation, the number of directors may from time to time be increased, and the additional director or directors may be elected, or the number of directors may from time to time be decreased, in either case by resolution passed by the majority vote of the directors then in office or such number may be increased or decreased by amendment of these by-laws. The directors, except as otherwise provided in the certificate of incorporation or the by-laws, shall be elected by ballot at the annual meeting of the stockholders and shall continue in office until the next annual meeting of stockholders and until their respective successors shall have been elected and shall qualify, or until their death or until they shall resign or be removed in the manner provided in Section 2 of this Article.

Section 2. Resignations and Removal. (a) Any director may resign at any time by giving written notice of such resignation to either the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by any such officer.

(b) The stockholders may, at any meeting called for that purpose, remove any director for cause, by majority vote cast at said meeting, and may fill the vacancy created by any such removal; provided, however, that any director elected by a class vote, as provided in the certificate of incorporation, shall be removed, and his vacancy filled, only by vote of the stockholders of the class by which he was elected.

Section 3. Vacancies. Any vacancy occurring in the Board of Directors by reason of death, resignation, or inability to serve, or the failure of the stockholders to fill the vacancy caused by the removal of a director, or for any other cause, may be filled by a majority vote of the remaining directors, provided a quorum is present, at any special meeting called for that purpose or at any regular meeting of the Board of Directors. Any such vacancy may also be filled by the stockholders entitled to vote at any meeting held during the existence of such vacancy, provided that the notice of such meeting shall have mentioned such vacancy or expected vacancy. In the event that, because of a vacancy or vacancies, the remaining directors are insufficient in number to constitute a quorum, such vacancy or vacancies may be filled only by the stockholders entitled to vote at a special meeting which shall be called forthwith by the Board of Directors. If any vacancy shall occur by reason of the death, resignation or otherwise of a director elected by a class vote and if such vacancy is to be filled by vote of the stockholders, such vacancy shall be filled only by vote of the stockholders of such class. If the number of directors at any time authorized by the by-laws shall be increased by the stockholders by amendment of the certificate of incorporation or the by-laws, the additional directors authorized by such increase may be elected by vote of the stockholders at the meeting authorizing such increase, or if not so elected, such additional directors may be elected by unanimous vote of the directors then in office.

Section 4. Organization Meetings of the Board of Directors. After each annual election of Directors, the newly elected directors shall meet as soon as possible for the purpose of organization, the election and appointment of officers and the transaction of other business.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place (within or outside the State of New York) as the Board of Directors shall from time to time designate, and the Board, in fixing the time and place for holding such regular meetings, may provide that no notice thereof, except for the first meeting held at such designated time and place, shall be necessary; provided, however, that a copy of every resolution of the Board of Directors fixing the time and place of such regular meetings shall be mailed to every director at least five days prior to the first meeting held in pursuance thereof.

Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chairman of the Executive Committee, the President, or by three or more of the Directors then in office. Special meetings of the Board of Directors shall be held at such place (within or outside the State of New York) as shall be specified in the notice of meeting.

Section 7. Notice of Meeting. The Secretary or an Assistant Secretary of the Corporation shall give notice to each director of each regular meeting unless notice thereof shall be dispensed with as provided in Section 5 of this Article, and of each Special Meeting, by mailing the same, postage prepaid, or by cabling, telegraphing or radioing the same at least five days before such meeting directed to him at his last known address as it appears on the records of the Corporation, or by personally telephoning or personal delivery of the same, not later than two days before the day of such meeting. Such notice shall state the time and place of the meeting.

Section 8. Quorum. The presence of a majority of the number of directors then authorized by the By-laws shall be necessary and sufficient to constitute a quorum for the transaction of business, but a majority of those present at any regular or special meeting, if there be less than a quorum, may adjourn the same from time to time without notice until a quorum be present. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise provided by law or by the certificate of incorporation or by the By-laws. Any one or more members of the Board or any Committee thereof may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 9. Organization. At all meetings of the Board, the Chairman of the Board, or, in his absence, the Chairman of the Executive Committee, the President or a Vice President if he is a member of the Board, in that order, or, in the absence of each such officer, any director chosen by the Board, shall preside. The Secretary or an Assistant Secretary of the Corporation or, in the absence of the Secretary and Assistant Secretary, a person chosen by the meeting shall act as secretary thereof and shall keep a record of the proceedings of the meeting.

Section 10. Order of Business. The order of business at each meeting of the Board of Directors, unless otherwise directed by the affirmative vote of a majority of the members of such Board present at such meeting, shall be determined by the presiding officer.

Section 11. Compensation of Directors. The Board of Directors may determine the compensation to be paid to directors for their services, and, in addition, may provide for reimbursement of their expenses incident thereto. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as a committee member, officer, agent or otherwise and receiving compensation therefor.

Section 12. Unanimous Written Consent. Any action by the Board or any Committee thereof may be taken without a meeting if the resolution and written consents thereto are signed by all members of the Board or Committee and are filed with the Record of the Meeting. Such consents shall be treated as a vote of the Board or Committee for all purposes.

ARTICLE IV

Executive and Other Committees

Section 1. Executive Committee. The Board of Directors, by resolution passed by a majority of the number of directors then authorized by the By-laws, may appoint an Executive Committee of not less than three and not more than seven directors, including the President, to serve at the pleasure of the Board, and may designate one of the members as Chairman of the Committee. The members of the Executive Committee shall hold office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until their successors are elected or until they shall cease to be directors or until their death or until they shall resign or be removed in the manner provided in Section 4 of this Article.

Section 2. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors in the management of the business, affairs and property of the Corporation, in all cases where specific directions shall not have been given by the Board of Directors, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. See Section 712(a) New York Business Corporation Law.

Section 3. Procedure. The Executive Committee shall, subject to any direction by the Board of Directors, fix its own rules of procedure and shall meet where and when provided by such rules. The presence of a majority of the members of the Executive Committee then in office shall be necessary to constitute a quorum and the act of a majority of the members, but not less than two, present at any meeting at which there is a quorum shall be the act of the Executive Committee. All action by the Executive Committee shall be recorded in a minute book and reported to the Board of Directors at the first regular meeting of the Board held following any such action, or at any special meeting if so requested.

Section 4. Resignation and Removal. Any member of the Executive Committee may resign at any time by giving written notice of such resignation to either the Board of Directors, the Chairman of the Board, the Chairman of the Executive Committee, the President, a Vice President, the Secretary or an Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt by the Board or by any such officer. Any member of the Executive Committee may be removed, either with or without cause, at any time by the affirmative vote of a majority of the number of directors then authorized by the By-laws at any meeting of the Board of Directors.

Section 5. Vacancies. If any vacancy shall occur in the Executive Committee by reason of death, resignation, removal, disqualification or otherwise, the remaining members, if not less than three, shall continue to act; and such vacancy or vacancies may be filled at any meeting of the Board of Directors by resolution passed by a majority of the number of directors then authorized by the By-laws.

Section 6. Other Committees. The Board of Directors, by the affirmative vote of the majority of the number of directors then authorized by the By-laws, may also appoint other standing committees and special committees for any lawful purpose or purposes. Such committees shall have such powers and duties as shall be specified in the respective resolutions of appointment.

Section 7. Compensation. The Board of Directors may determine the compensation to be paid for their services to members of any committee authorized by these By-laws, and, in addition, may provide for reimbursement of their expenses incident thereto. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity as a director, officer, agent or otherwise and receiving compensation therefor.

ARTICLE V

Officers

Section 1. Number. The officers of the Corporation shall consist of a Chairman of the Board, a Chairman of the Executive Committee, a President, one or more Vice Presidents (one of whom may be designated the Executive Vice President, if the Board of Directors shall so determine), a Treasurer, a Secretary, and such additional officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article, and may include a Vice Chairman of the Board and/or a Chief Financial Officer (if the Board of Directors shall so determine). The same person may hold concurrently any two or more offices, except those of President and Vice President, but no officer shall sign any documents in more than one capacity. All such officers, in the exercise and discharge of their powers and duties, shall be subject to the control and direction of the Board of Directors and the Executive Committee.

Section 2. Election, Term of Office and Qualifications. Each officer specifically designated in Section 1 of this Article shall be chosen by the Board of Directors and shall hold his office until his successor shall have been duly chosen and qualified or until his death, resignation or removal. The Chairman of the Board, the Vice Chairman of the Board (if any), the Chairman of the Executive Committee and the President shall be and remain directors. No other officer need be a director.

Section 3. Subordinate Officers. The Board from time to time may elect or appoint other officers, including one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-laws, or as the Board from time to time may determine.

Section 4. Removal. All officers shall be subject to removal at any time, with or without cause, by the affirmative vote of a majority of the directors then in office.

Section 5. Resignations. Any officer may resign at any time by giving written notice thereof to either the Board of Directors, the Chairman of the Board or of the Executive Committee, the President, a Vice President, the Secretary, or an Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer.

Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-laws for the regular election or appointment to such office.

Section 7. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and at all stockholders' meetings, and shall perform such other and further duties as the Board of Directors may from time to time determine.

Section 8. The Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee and, in the absence of the Chairman of the Board and a Vice Chairman of the Board, shall preside at all meetings of the Board of Directors and at all stockholders' meetings, and shall perform such other and further duties as the Board of Directors may from time to time determine.

Section 9. The President. The President, in the absence of the Chairman of the Board, a Vice Chairman of the Board (is any) and the Chairman of the Executive Committee, shall preside at all meetings of stockholders and of the Board of Directors at which he is present. He shall have general charge of the property, business and affairs of the Corporation. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 10. Vice President. Any Vice President, unless limited in his powers by the Board of Directors, may, in the absence or inability of the President to act, perform the duties and exercise the powers of the President and shall perform such other duties as the President or the Board of Directors shall prescribe.

Section 11. The Treasurer. The Treasurer shall have the custody and control of all of the funds and securities of the Corporation, except as otherwise provided by the Board of Directors, and shall be responsible for all monies and other property of the Corporation in his custody, and shall perform all duties incident to the office of Treasurer, and such other duties as may from time to time be assigned to him by the Board of Directors. He shall render to the Chairman of the Board, the Chairman of the Executive Committee, the President, the Chief Financial Officer (if any), and directors at all regular meetings of the Board of Directors or whenever any such officer or the Board of Directors may so require a full statement of the financial condition of the Corporation.

Section 12. Assistant Treasurers. Any Assistant Treasurer shall, in the absence or inability of the Treasurer to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the President or the Board of Directors shall prescribe.

Section 13. The Secretary. The Secretary shall keep minutes of all proceedings of the Board of Directors and the Executive Committee and the minutes of all meetings of the stockholders and shall record all the votes of the stockholders, directors and members of the Executive Committee in books provided and kept for that purpose; he shall extend to the giving and serving of all notices for the Corporation; he shall have charge of the books and records of the Corporation; he shall have custody of the seal of the Corporation and shall affix the same to any instrument or document which requires the seal of the Corporation; and he shall perform all the duties incident to the office of Secretary and such other duties as may be assigned to him from time to time by the Board of Directors.

Section 14. Assistant Secretary. Any Assistant Secretary shall, in the absence or inability of the Secretary to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the President or the Board of Directors shall prescribe.

Section 15. Salaries. The salaries of the officers shall from time to time be fixed by the Board of Directors. No officer, employee or agent shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director of the Corporation.

Section  16.  Surety  Bonds.  The  Board  of  Directors  may  require  any officer,  agent or employee of the Corporation to give security for the faithful performance of his duties.

Section 17. Honorary Chairman of the Board. In addition to the Officers hereinbefore provided for, the Board of Directors may appoint an Honorary Chairman of the Board, who shall have such duties and authority consistent with his title, as shall be assigned to him from time to time by the Board of Directors.

Section 18. Vice Chairman of the Board. The Vice Chairman of the Board shall, in the absence or inability of the Chairman of the Board to act, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors shall prescribe.

Section 19. Chief Financial Officer. The Chief Financial Officer shall supervise the performance of the Treasurer's duties and be responsible for the financial affairs of the Corporation, and otherwise perform such duties as may from time to time be assigned to him by the Board of Directors.

ARTICLE VI

Reimbursement and Indemnification of Directors,
Officers and Employees

Section 1. Reimbursement. Each director, officer and employee of the Corporation shall be entitled to reimbursement for his reasonable expenses incurred in connection with his attention to the affairs of the Corporation, including attendance at meetings.

Section 2. (a) Indemnification. The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of any corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation (such requests to serve an employee benefit plan being further described in the Business Corporation Law of the State of New York), by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal thereof, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had not reasonable cause to believe that his conduct was unlawful, such indemnification be made to the full extent permitted under the Business Corporation Law of the State of New York ("Business Corporation Law").

(b) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding, subject to the provisions of the Business Corporation Law regarding the repayment of such advances where the person receiving such advancement or allowance is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Corporation or allowed by the court exceed the indemnification to which he is entitled.

(c) If, under this article, any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the Corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

(d) Subject to limitations or restrictions described in the Business Corporation Law, the Corporation shall have the power to purchase and maintain insurance:

(1) To indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and

(2) To indemnify directors and officers in instances in which they may be indemnified by the Corporation under the provisions of this article, and

(3) To indemnify directors and officers in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance of the State of New York, for a retention amount and for co insurance.

(e) The Corporation shall, within the time and to the persons provided in paragraph (c), above, mail a statement in respect of any insurance it has purchased or renewed under section (d) specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

ARTICLE VII

Capital Stock

Section 1. Certificates of Stock. Every stockholder of the Corporation shall be entitled to a certificate or certificates, signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Corporation, certifying the number and class of shares of the stock of the Corporation owned by him; provided, however, that where such certificates are signed by a transfer agent or a transfer clerk and by a registrar, the signature of any President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue. The seal of the Corporation on the certificate may be a printed or engraved facsimile thereof. The certificates of shares of the stock of the Corporation, whether temporary or definitive, shall be in such form as shall be approved by the Board of Directors. The certificates for shares of stock shall be consecutively numbered and the names and addresses of all persons owning shares of capital stock of the corporation, with the number of shares owned by each and the date or dates of issue of the shares of stock held by each, shall be entered in books kept for that purpose by the proper officers or agents of the Corporation.

Section 2. Lost or Destroyed Certificates. Any person claiming that a certificate of stock has been lost or destroyed shall make an affidavit or affirmation of that fact, and shall, if required by the Board of Directors, advertise the same in such manner as the Board of Directors may require, and shall give the corporation and its transfer agents and registrars, if any, a bond of indemnity, in an amount and form approved by the Board of Directors and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation and its transfer agents and registrars, if any, against any liability or expense which may be incurred by reason of the original certificate remaining outstanding; whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed; but always subject to the approval of the Board of Directors and, if required by the Board, a final order or decree of a court of competent jurisdiction adjudicating the right of any such person to receive a new certificate shall be obtained by such person. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3. Transfers of Shares of Stock. Shares of stock shall be transferable on the books of the Corporation by the holder of record thereof or by his attorney thereunto duly authorized but only upon the surrender and cancellation of the certificate or certificates therefor. Except in cases of lost or destroyed certificates, and in such cases only after conforming to the requirements of Section 2 of this Article, no new certificates shall be issued until the former certificates for the shares represented thereby shall have been surrendered and cancelled. The corporation, and its transfer agents or clerks and registrars, if any, shall be entitled to treat the owner of record of any share or shares of stock as the owner in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in, such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as expressly provided by the laws of the State of New York.

Section 4. Regulations. Subject to the provisions of this Article, the Board of Directors shall have the power and authority to make such regulations as it may deem expedient concerning the issue, transfer and registration of a stock.

Section 5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates to bear the signature of either or both. The Corporation may, if so provided by the Board of Directors, act as its own transfer agent or registrar.

ARTICLE VIII

Dividends

Section 1. Dividends. Subject to the provision of the laws of the State of New York and the certificate of incorporation, the Board of Directors in its discretion from time to time may declare dividends upon the stock of the Corporation out of the surplus of the Corporation.

ARTICLE IX

Contracts, Instruments, Checks, etc.

Section 1. Execution of checks, drafts, etc. All checks, drafts, orders for the payment of money, notes or other evidence of indebtedness shall be signed by such officer or officers or other persons as the Board of Directors may from time to time designate.

Section 2. Loans. No loan shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the vote of the Board of Directors. When authorized by the Board of Directors so to do, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation. Such authority may be general or confined to specific instances.

Section 3. Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of this Corporation may be executed and delivered from time to time on behalf of this Corporation by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of this Corporation or by any person or persons thereunto authorized by the Board of Directors.

ARTICLE X

[Eliminated by approval of stockholders at Meeting held November 9, 2004]

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ARTICLE XI

Notices and Waivers

Section 1. Notices. Unless otherwise in these By-laws provided, any notice required to be given under these By-laws may be given by mailing the same, postage prepaid, or by prepaid telegram, radiogram or cable, addressed to the person entitled thereto at his last known address as it appears on the books of the Corporation, unless such person shall have designated in writing some other address to which such notices are to be sent, in which case such notice shall be directed to him at the address so designated. Such notice shall be deemed to be given at the time of such mailing, telegraphing, radiographing or cabling.

Section 2. Waiver of Notice. Whenever under the provisions of any law or under the provisions of the certificate of incorporation or these By-laws, the Corporation or the Board of Directors or any committee thereof is authorized to take any action after notice to its stockholders or members or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if at any time before or after such action be completed, such requirements be waived in writing (which shall include telegraphing, radioing and cabling) by the person or persons entitled to said notice or entitled to participate in the action to be taken or, in the case of a stockholder, by his attorney thereunto authorized.

ARTICLE XII

Miscellaneous

Section 1. The seal of the Corporation shall be circular in form, with the words "Sonesta International Hotels Corporation" in the circumference thereof and in the center of said seal the words "Incorporated in New York". Said seal shall be in the charge of the Secretary, to be used as directed by the Board of Directors so far as may be permitted by law, and shall be subject to change by the Board of Directors.

Section 2. Fiscal  Year.  The fiscal  year of the  Corporation  shall  begin and end on such dates as shall be determined by the Board of Directors.

Section 3. Books of the Corporation. The books of the Corporation (except as otherwise at any time may be required by law) shall be kept at such place or places within or without the State of New York as the Board of Directors may from time to time determine.

Section 4. Inspection of Books. The Board of Directors may from time to time determine whether and to what extent and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any document, book or account of the Corporation except as conferred by statute, unless authorized by resolution of the stockholders or the Board of Directors.

Section 5. Definitions. In these By-laws, the term "certificate of incorporation" shall mean the certificate of consolidation forming Hotel Corporation of America, as amended by any certificates filed pursuant to law, and the term "By-laws" shall mean these By-laws and any amendments thereof.

ARTICLE XIII

Amendments

The Board of Directors, by vote of a majority of the number of directors then authorized by the By-laws, shall have power to make, alter, amend and rescind any By-law or By-laws, and any By-laws made by the Board of Directors may be altered, amended or rescinded by the stockholders at any annual meeting or at any special meeting of stockholders, provided that notice of any proposed By-laws or the proposed alteration, amendment, or rescission be contained in the notice of the stockholders' meeting. The annual report to stockholders, or any proxy statement in connection with any annual meeting, shall include a concise statement of all changes in the By-laws made by the Board of Directors since the preceding annual meeting.